TECHNITROL, INC.

GRANTOR TRUST AGREEMENT

This Grantor Trust Agreement (the "Trust Agreement") is made this fifth day of July, 2006 by and between Technitrol, Inc ("the Company") and Wachovia Bank, National Association ("the Trustee").

Background

The Company has adopted the nonqualified deferred compensation Plans and Agreements (the "Arrangements") as listed in Annex A. The Company has incurred, and expects to incur additional, liabilities under the terms of such Arrangements with respect to the individuals and their beneficiaries participating in such Arrangements (the "Participants"). The Company hereby establishes a Trust (the "Trust") and shall contribute assets to the Trust, which assets shall be held in the Trust (subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined) until paid to Participants and their Beneficiaries in such manner and at such times as specified in the Arrangements and in this Trust Agreement. It is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Arrangements as unfunded plans, each maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974. It is the intention of the Company to make contributions to the Trust to provide a source of funds (the "Fund") to assist it in satisfying its liabilities under the Arrangements.

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

Section 1. Establishment of The Trust

(a) The Trust is intended to be a Grantor Trust, of which the Company is the Grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

(b) The Company shall be considered the Grantor for the purposes of the Trust.

(c) The Trust is irrevocable.

(d) The Company hereby deposits with the Trustee one hundred twenty-six thousand dollars and zero cents ($126,000.00) ("Initial Contribution") which shall be comprised of: (1) one hundred twenty-five thousand dollars and zero cents ($125,000.00) to be held in the Trust and made available as an Expense Reserve in the event the Company fails to pay the Trustee's fees and expenses as set forth in Section 11 below, and (2) one thousand dollars and zero cents ($1,000.00), to become part of the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

(e) The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and general creditors as set forth in this Trust Agreement. Participants and their Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Arrangements and/or this Trust Agreement shall be unsecured contractual rights of Participants and their Beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the general creditors of the Company under federal and state law in the event the Company is Insolvent, as defined in Section 15 herein.

(f) In addition to the Initial Contribution, the Company shall make such other contributions as shall from time to time be authorized by due corporate action or required by the Trustee pursuant to the provisions of, or otherwise required by, this Trust Agreement. Any such contributions made by the Company must be in cash or by irrevocable letter of credit confirmed by a United States bank, as the Company may determine. The Company shall keep accurate books and records with respect to the interest of each Participant in the Arrangements and shall provide copies of such books and records to the Trustee at any time as the Trustee shall request.

(g) Not later than sixty (60) days after the end of each Fiscal Year of the Company, and using the methodology set forth below in this subparagraph (g), the Company shall recalculate the Funding Target (as defined below) as of last day of the Company's most recent Fiscal Year then ended and, if the value of the assets of the Trust as of such date is less than the Funding Target, the Company shall make additional contributions ("Annual Funding Amount") of cash or other property as set forth in subsection (f) above to the Trust so the value of the Trust assets is equal to not less than 100% of the Funding Target as of the last day of the Company's most recent Fiscal Year then ended. The Annual Funding Amount shall be contributed to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. The Funding Target shall be equal to the sum of the following:

(1) the Accumulated Benefit Obligation ("ABO") attributable to the accrued benefits to which the Participants are entitled pursuant to the terms of the Arrangements and measured as of the last day of the Company's most recent Fiscal Year then ended;

(2) in the case of any Arrangement consisting of a defined contribution plan, the account balance(s) to which the Participants are entitled pursuant to the terms of such defined contribution plan and measured as of the last day of the Company's most recent Fiscal Year then ended; and

(3) the Expense Reserve equal to one hundred and twenty-five thousand dollars ($125,000).

The ABO shall be determined by an independent actuary, selected by the Company, in accordance with the requirements of Statements of Financial Accounting Standards ("FAS") Nos. 87 and 132(R) (or any successor statements to FAS 87 and 132(R)) and the assumptions used in such determination to the extent not explicitly set forth in the Arrangements shall be consistent with those that are used in determining the ABO that is included within the Company's aggregate ABO for all employee benefit plans that is disclosed in the Company's annual audited financial statements.

(h) Upon a Potential Change in Control, as defined in Section 15 below, the Company shall, as soon as possible, but in no event later than thirty (30) days following the occurrence of a Potential Change in Control, make a contribution to the Trust in an amount that is sufficient (taking into account the value at the time of the Potential Change in Control of the Trust assets, if any, resulting from prior contributions and accumulations thereof) to fund the Trust in an amount equal to not less than 120% of the sum of the Required Funding and the Expense Reserve. For purposes of this paragraph:

(1) The Required Funding shall be equal to (i) the ABO attributable to the accrued benefits to which the Participants are entitled pursuant to the terms of the Arrangements (or, in the case of the Technitrol, Inc. Supplemental Retirement Plan Amended and Restated Effective January 1, 2002, and including any future amendments ("SERP"), the lump sum payments determined under Sections 6.3 and 6.4 of such plan) and measured as of the date on which the Potential Change in Control occurred as though a Change in Control, as defined in Section 15 herein, had occurred on such date, and (ii) in the case of any Arrangement consisting of a defined contribution plan, the account balance(s) to which the Participants are entitled pursuant to the terms of such defined contribution plan and measured as of the last day of the Company's most recent Fiscal Year then ended. The ABO or the lump sum payment, as the case may be, shall be determined by an independent actuary, selected by the Company, in accordance with the requirements of FAS 87 and 132(R) (or any successor statements to FAS 87 and 132(R)) and the assumptions used in such determination to the extent not explicitly set forth in the Arrangements shall be consistent with those that would be used in determining the ABO that is included within the Company's aggregate ABO for all employee benefit plans and disclosed in the Company's audited financial statements had a Change in Control were to occur on such date and as if audited financial statements as of the Potential Change in Control date had been prepared; and

(2) The Expense Reserve shall be equal to one hundred and twenty-five thousand dollars ($125,000).

Annually thereafter, until either all benefits have been paid as a result of a Change in Control or a Potential Change in Control ceases to exist, as defined in Section 15, the Company shall recalculate the Required Funding and the Expense Reserve as of the last day of the Company's most recent Fiscal Year then ended and, if the assets of the Trust are less than 120% of the sum of the Required Funding and the Expense Reserve, the Company shall promptly make a contribution to the Trust in such an amount so that the assets of the Trust are equal to not less than 120% of the Required Funding and the Expense Reserve as of the last day of the Company's most recent Fiscal Year then ended. Upon a Change in Control, in the event the value of the assets of the Trust are not sufficient to make the payments to which the Participants are entitled pursuant to the Arrangements, the Company shall, as soon as possible, but in no event later than ten (10) days following the occurrence of a Change in Control, make a contribution to the Trust in such amount so that the assets of the Trust are sufficient to make the payments required under the Arrangements. In the event that a Potential Change in Control ceases to exist, as defined in Section 15, the Company shall resume determinations of the Funding Target under Section 1(g) of this Trust Agreement which should be measured as of the last day of the Company's most recent Fiscal Year then ended.

(i) In the event one or more Participants are paid interest from the Trust assets in accordance with either Sections 2(c) or 3(c) of this Trust Agreement, the Company shall make an additional contribution of cash or other property as set forth in subsection (f) above to the Trust to replenish the reduction in Trust assets caused by such interest payment(s). Such contribution shall be made not later than sixty (60) days after the end of the Fiscal Year for which such interest payment(s) had been made to the Participant, or within thirty (30) days following the occurrence of a Potential Change in Control, whichever date is sooner.

Section 2. Payments to Participants and Their Beneficiaries

(a) Prior to a Change in Control, distributions from the Trust shall be made by the Trustee to Participants and Beneficiaries in accordance with the Arrangements, except as may otherwise be provided herein. Prior to a Change in Control or a Failure to Pay (as defined in Section 15 below), the entitlement of a Participant or his or her Beneficiaries to benefits, and the amount and payment schedule of such benefits, under the Arrangements shall be determined by the Company under the Arrangements, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Arrangements unless the Trustee determines, in its sole and absolute discretion, that there has been a Failure to Pay.

(b) The Company shall deliver to the Trustee a schedule of benefits due (including state and federal tax withholding guidelines) under the Arrangements on an annual basis or upon any change in the amount or payment schedule of such benefits which are payable during the next twelve (12) months. Immediately upon a Potential Change in Control and before a Change in Control, the Company shall deliver an updated schedule of benefits due under the Arrangements taking into account such anticipated Change in Control. Commencing with a Change in Control, the Trustee shall pay benefits due in accordance with such schedule. After a Change in Control, the Company (or its successor) shall continue to make the determination of benefits due to Participants or their Beneficiaries and shall provide the Trustee with an updated schedule of benefits due (including state and federal tax withholding guidelines) on an annual basis or upon any change in the amount or payment schedule of such benefits (affecting benefits payable during the next twelve (12) months) until all such benefits have been paid; provided however, a Participant or the Beneficiaries of a deceased Participant may make application to the Trustee for an independent decision as to the amount or form of their benefits due under the Arrangements. In making any determination required or permitted to be made by the Trustee under this Section, the Trustee shall, in each such case, reach its own independent determination, in its absolute and sole discretion, as to the Participant's or Beneficiary's entitlement to a payment hereunder.

(c) Notwithstanding anything herein to the contrary, upon the occurrence of a Failure to Pay, as defined in Section 15 below, each Participant covered by the situation described in that definition shall be entitled to receive from the Trust the payments due and payable under the Arrangements, as determined by the Trustee, in its sole and absolute discretion. Each such payment shall bear interest at the U.S. Prime Rate quoted by the U.S. Federal Reserve ("Prime Rate") from the date which the payment was due and payable under the Arrangements to the date of actual payment to the Participant. In the event a Participant receives a payment after the date such payment was due and payable under the Arrangements, such payment shall bear interest at the Prime Rate from the date to which the payment was due and payable under the Arrangements to the date of actual payment to the Participant. The Trustee shall determine, in its sole and absolute discretion, whether a payment is made after the date such payment was due and payable under the Arrangements, and the amount of interest, if any, is due to the Participant.

(d) In making its determination under subsections 2(b) or 2(c) of this Trust Agreement, the Trustee may consult with and make such inquiries of such persons, including the Participant or Beneficiary, the Company, legal counsel, actuaries or other persons, as the Trustee may reasonably deem necessary. Any reasonable costs incurred by the Trustee in arriving at its determination shall be reimbursed by the Company. The Company waives any right to contest any amount paid over by the Trustee hereunder pursuant to a good faith determination made by the Trustee notwithstanding any claim by or on behalf of the Company (absent a manifest abuse of discretion by the Trustee) that such payments should not be made.

(e) The Trustee agrees that it will not itself institute any action at law or at equity (whether in the nature of an accounting, interpleading action, request for a declaratory judgment or otherwise), requesting a court or administrative or quasi-judicial body to make the determination required to be made by the Trustee under this Section 2. The Trustee may (and, if necessary or appropriate, shall) institute an action to collect a contribution due the Trust following a Change in Control or in the event the Company fails to make a contribution in accordance with Sections 1(g), 1(h) or 1(i), or if at any time there are not sufficient Trust assets for the payment of benefits due and payable within the next twelve (12) months pursuant to Sections 2 or 3(c) hereof and the Company does not otherwise make such contribution within a reasonable time after demand from the Trustee.

(f) In the event any Participant or his or her Beneficiary is determined to be subject to federal income tax on any of his or her benefits under any Arrangement prior to the time of payment hereunder, whether or not due to the establishment of or contributions to this Trust, a portion of such taxable amount equal to the federal, state and local taxes (including taxes or other charges imposed, if any, pursuant to Section 409A of the Code or any successor regulation or legislation) owed on such taxable amount, shall be distributed by the Trustee as soon thereafter as practicable to such Participant or Beneficiary. The Company shall promptly reimburse the Trust for any such distribution in an amount certified by the Trustee to be needed for the Participant's benefits. For these purposes, a Participant or Beneficiary shall be deemed to pay state and local taxes at the highest marginal rate of taxation in the state in which the Participant resides or is employed (or both) where a tax is imposed and federal income taxes at the highest marginal rate of taxation, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. Such distributions shall be at the direction of the Company or the Trustee, or upon proper application of the Participant or Beneficiary; provided that the actual amount of the distribution shall be determined by the Company prior to a Change in Control and the Trustee following a Change in Control. A Participant's benefits shall be determined to be subject to federal income tax upon the earliest of: (a) a final determination by the United States Internal Revenue Service addressed to the Participant or his Beneficiary which is not appealed to the courts; (b) a final determination by the United States Tax Court or any other federal court affirming any such determination by the Internal Revenue Service; or (c) an opinion by the Company's tax counsel, addressed to the Company and the Trustee, to the effect that by reason of Treasury Regulations, amendments to the Internal Revenue Code, published Internal Revenue Service rulings, court decisions or other substantial precedent, Participant's benefits under the Arrangements are subject to federal income tax prior to payment. In no event, however, shall a distribution be made to a Participant or his or her beneficiary under this paragraph to the extent such distribution would cause an Arrangement to fail to meet the requirements of Section 409A (or any successor regulation or legislation) of the Code.

Section 3. Trustee Responsibility Regarding Payments

To The Trust Beneficiary When The Company Is Insolvent

(a) The Trustee shall cease payment of benefits to Participants and their Beneficiaries if the Company is Insolvent, as defined in Section 15 below.

(b) At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law. The Board of Directors or the Chief Executive Officer of the Company shall inform the Trustee promptly in writing if and when the Company becomes Insolvent. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants or their Beneficiaries.

Unless the Trustee has actual knowledge that the Company is Insolvent, or has received notice pursuant to the immediately preceding paragraph, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Participants or their Beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Participants or their Beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Arrangements or otherwise.

After notice that the Company is Insolvent or a determination by the Trustee that the Company is Insolvent, the Trustee shall resume the payment of benefits to Participants or their Beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

(c) If the Trustee discontinues the payment of benefits from the Trust because of a determination of Insolvency and subsequently resumes such payments, the Trustee shall pay as follows:

(1) The first payment following such discontinuance shall include the aggregate amount of all payments due to Participants or their Beneficiaries under the terms of the Arrangements for the period of such discontinuance, less the aggregate amount of any payments made to Participants or their Beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

(2) Each such payment under subparagraph (c)(1) above shall bear interest at the Prime Rate from the date on which the payment was due and payable under the Arrangements had there not been a determination of Insolvency to the date of actual payment to the Participant.

(3) Each additional subsequent payment following such discontinuance shall be made in accordance with the schedule of benefits due under the Arrangements as provided in Section 2 above.

If there are not sufficient assets to resume payments in accordance with this paragraph and the terms of the Arrangements, the Trustee shall inform the Company of the shortfall, and the Company shall promptly make the necessary contribution to the Trust in order for the Trustee to resume such payments in full. As soon as reasonably practicable, the Company shall also resume any determinations required under Section 1 of this Trust Agreement including, but not limited to, the determination of the Funding Target which should be measured as of the last day of the Company's most recent Fiscal Year.

Section 4. Payments When a Shortfall in The Trust Assets Occurs

(a) If the Company fails to make a contribution in accordance with Sections 1(g), 1(h) or 1(i), or if at any time the Trustee determines there are not sufficient Trust assets for the payment of benefits due and payable within the next twelve (12) months pursuant to Sections 2 or 3(c) hereof and the Company does not otherwise make such contribution within a reasonable time after demand from the Trustee, the Trustee shall determine that a shortfall exists and institute an action pursuant to subsection 2(e) to collect a contribution due the Trust. At the time the Trustee determines such shortfall, the Trustee shall also allocate the Trust assets among the Participants or their Beneficiaries in the following order of priority:

(1) first, among vested Participants (regardless of whether they are actively employed) and their Beneficiaries in proportion to their vested benefits; and

(2) second, among non-vested Participants and their Beneficiaries in proportion to their unvested benefits.

(b) Within each category, assets shall be allocated pro-rata with respect to the total present value of benefits expected for each Participant or Beneficiary within the category, and payments to each Participant or Beneficiary shall be made in accordance with the Arrangements to the extent of the assets allocated to each Participant or Beneficiary. For purposes of this Section, the total present value of benefits expected for each Participant shall equal the following: (1) prior to a Potential Change in Control, the ABO attributable to the accrued benefits to which the Participant is entitled, as determined under Section 1(g) of this Trust Agreement and the terms of the Arrangements; (2) upon a Potential Change in Control or Change in Control, the ABO or lump sum payment determined under Section 1(h) of this Trust Agreement and the terms of the Arrangements; and (3) in the case of any Arrangement consisting of a defined contribution plan, the account balance(s) to which the Participants are entitled pursuant to the terms of such defined contribution plan as determined under either Section 1(g) or 1(h) of this Trust Agreement.

(c) Upon receipt of a contribution from the Company necessary to make up for a shortfall in the payments due, the Trustee shall resume payments to all the Participants and Beneficiaries under the Arrangements.

Section 5. Payments to the Company

(a) Except as provided in Sections 3, 5(b), and 8(a) hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets, including the Expense Reserve or any remaining balance thereof, before the payment of all benefits has been made to the Participants and their Beneficiaries pursuant to the terms of the Arrangements.

(b) In the event that the Company, prior to a Change in Control, or the Trustee in its sole and absolute discretion, after a Change in Control, determines that the Trust assets exceed 200 percent of the Funding Target, as defined in Section 1(g) above and measured as of the last day of the Company's most recent Fiscal Year then ended (or, in the event of a Potential Change in Control or Change in Control, the sum of the Required Funding and Expense Reserve as determined under Section 1(h)), the Trustee, at the written direction of the Company, prior to a Change in Control, or the Trustee in its sole and absolute discretion, after a Change in Control, shall distribute to the Company such portion of the Trust assets exceeding 200 percent of the Funding Target (or the sum of the Required Funding and Expense Reserve in the event of a Potential Change in Control or Change in Control).

Section 6. Investment Authority

(a) The Trustee shall not be liable in discharging its duties hereunder, including without limitation its duty to invest and reinvest the Fund, if it acts for the exclusive benefit of the Participants and their Beneficiaries, with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims and in accordance with the terms of this Trust Agreement and any applicable federal or state laws, rules or regulations.

(b) Subject to investment guidelines agreed to in writing from time to time by the Company and the Trustee, or as directed by the Company under Section 6(c), prior to a Change in Control, the Trustee shall have the power in investing and reinvesting the Fund in its sole discretion:

(1) To invest and reinvest in any United States Treasury security, corporate or United States government agency debt instrument, money market or short term fixed income mutual fund that is subject to the Investment Company Act of 1940 ("1940 Act"), eligible commercial paper debt instrument, without being limited to the classes or property in which the trustees are authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the Fund; provided, however, that any such investment security other than a mutual fund subject to the 1940 Act shall either (i) be backed by the full faith and credit of the United States or (ii) have the highest long-term debt, short-term debt or commercial paper credit rating, as applicable, then issued by Moody's or S&P, and, with respect to commercial paper or other corporate debt instruments, shall be issued by a U.S. corporation;

(2) To commingle for investment purposes all or any portion of the Fund with assets of any other similar trust or trusts established by the Company with the Trustee for the purpose of safeguarding deferred compensation or retirement income benefits of its employees and/or directors;

(3) To retain any property at any time received by the Trustee;

(4) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

(5) To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof any assessments levied with respect to any such property to deposited;

(6) To extend the time of payment of any obligation held by it;

(7) To hold uninvested any moneys received by it, without liability for interest thereon, but only in anticipation of payments due within 30 days for investments, reinvestments, expenses or disbursements;

(8) To exercise all voting or other rights with respect to any property held by it and to grant proxies, discretionary or otherwise;

(9) To employ suitable contractors and counsel, who may be counsel to the Company or to the Trustee, and to pay their reasonable expenses and compensation from the Fund to the extent not paid by the Company in a reasonably timely manner;

(10) To register investments in its own name or in the name of a nominee; to hold any investment in bearer form; and to combine certificates representing securities with certificates of the same issue held by it in other fiduciary capacities or to deposit or to arrange for the deposit of such securities with any depository, even though, when so deposited, such securities may be held in the name of the nominee of such depository with other securities deposited therewith by other persons, or to deposit or to arrange for the deposit of any securities issued or guaranteed by the United States government, or any agency or instrumentality thereof, including securities evidenced by book entries rather than by certificates, with the United States Department of the Treasury or a Federal Reserve Bank, even though, when so deposited, such securities may not be held separate from securities deposited therein by other persons; provided, however, that no securities held in the Fund shall be deposited with the United States Department of the Treasury or a Federal Reserve Bank or other depository in the same account as any individual property of the Trustee, and provided, further, that the books and records of the Trustee shall at all times show that all such securities are part of the Trust Fund;

(11) To settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings Subject to Section 2(e) in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;

(12) To hold and retain policies of life insurance, annuity contracts, and other property of any kind which policies are contributed to the Trust by the Company or any subsidiary of the Company or are purchased by the Trustee;

(13) To hold any other class of assets which may be contributed by the Company and that is deemed reasonable by the Trustee, unless expressly prohibited herein; and

(14) Generally, to do all acts, whether or not expressly authorized, that the Trustee may deem necessary or desirable for the protection of the Fund.

(c) Notwithstanding any other provision of this Section 6, prior to a Change in Control:

(1) The Company shall have the sole right, subject to this Section, to direct the Trustee with respect to the investment of all or any portion of the assets of the Trust. The Company may also at any time prior to a Potential Change in Control direct the Trustee to segregate all or a portion of the Trust in a separate investment account or accounts and appoint one or more investment managers to direct the investment and reinvestment of each such investment account or accounts.

(2) It shall be the duty of the Trustee to act strictly in accordance with each direction issued to Trustee by the Company or an investment manager appointed by the Company. The Trustee shall be under no duty to question any such direction, to review any securities or other property acquired by it pursuant to such directions or to make any recommendations with respect to such securities or other property.

(3) Notwithstanding the foregoing, the Trustee, without obtaining prior approval or direction, shall invest cash balances held by it from time to time in short term cash equivalents including, but not limited to, any money market mutual funds which seek to maintain a constant share price while maximizing current income and which offer daily purchase and redemption privileges, U.S. Treasury Bills, commercial paper (including such forms of commercial paper as may be available through the Trustee's Trust Department), certificates of deposit (including certificates issued by the Trustee in its separate corporate capacity), and similar type securities, with a maturity not to exceed one year; and, furthermore, sell such short term investments as may be necessary to carry out the instructions of the Company or the Company's investment manager regarding more permanent type investment and directed distributions; provided, however, any such investment security other than a mutual fund subject to the 1940 Act that is acquired by the Trustee shall either (i) be backed by the full faith and credit of the United States or (ii) have the highest long-term debt, short-term debt or commercial paper credit rating, as applicable, then issued by Moody's or S&P, and, with respect to commercial paper or other corporate debt instruments, shall be issued by a U.S. corporation.

(4) The Trustee shall neither be liable nor responsible for any loss resulting to the Trust by reason of any sale or purchase of an investment directed by the Company or the Company's investment manager nor by reason of the failure to take any action with respect to any investment which was acquired pursuant to any such direction in the absence of further directions of the Company or its investment manager.

(5) Notwithstanding anything in this Agreement to the contrary, the Trustee shall be indemnified as permitted by applicable law and saved harmless by the Company from and against any and all personal liability to which the Trustee may be subjected by carrying out any directions of the Company or its investment manager issued pursuant hereto or for failure to act in the absence of directions of the Company or its investment manager including all expenses reasonably incurred in its defense in the event the Company fails to provide such defense; provided, however, the Trustee shall not be so indemnified if it participates knowingly in, or knowingly undertakes to conceal, an act or omission of the Company or its investment manager, having actual knowledge or should have known that such act or omission is a breach of a fiduciary duty; provided further, however, that the Trustee shall not be deemed to have knowingly participated in or knowingly undertaken to conceal an act or omission of the Company or its investment manager with knowledge that such act or omission was a breach of fiduciary duty by merely complying with directions of the Company or its investment manager or for failure to act in the absence of directions of the Company or its investment manager. The Trustee may rely upon any order, certificate, notice, direction or other documentary confirmation purporting to have been issued by the Company or its investment manager which the Trustee believes to be genuine and to have been issued by the Company or its investment manager. The Trustee shall not be charged with knowledge of the termination of the appointment of its investment manager until it receives written notice thereof from the Company.

(d) Following a Change in Control, the Trustee shall have the sole and absolute discretion in the management of the Trust assets and shall have all the powers set forth under Section 6(b); provided, however, any investments made by the Trustee shall be limited to those set forth in Section 6(b)(1). In investing the Trust assets, the Trustee shall consider:

(1) the needs of the Arrangements;

(2) the need for matching of the Trust assets with the liabilities of the Arrangements; and

(3) the duty of the Trustee to act solely in the best interests of the Participants and their Beneficiaries.

(e) The Trustee shall have the right, in its sole discretion, to delegate its investment responsibility to an investment manager who may be an affiliate of the Trustee. In the event the Trustee shall exercise this right, the Trustee shall remain, at all times responsible for the acts of an investment manager.

(f) The Company shall have the right at any time, and from time to time in its sole discretion, to substitute assets (other than securities issued by the Trustee or the Company) of equal fair market value for any asset held by the Trust. This right is exercisable by the Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity; provided, however, that, following a Change in Control, no such substitution shall be permitted unless the Trustee determines that the fair market values of the substituted assets are equal in value to the assets being substituted. The Trustee shall not accept contributions in the form of securities issued by the Company, nor shall the Trustee invest in any securities issued by the Company or any successor upon Change in Control, except if and to the extent such securities represent a de minimis holding within a mutual fund.

Section 7. Insurance Contracts

(a) To the extent that the Trustee is directed by the Company prior to a Change in Control to invest part or all of the Trust Fund in insurance contracts, the type and amount thereof shall be specified by the Company. The Trustee shall be under no duty to make inquiry as to the propriety of the type or amount so specified.

(b) Each insurance contract issued shall provide that the Trustee shall be the owner thereof with the power to exercise all rights, privileges, options and elections granted by or permitted under such contract or under the rules of the insurer. The exercise by the Trustee of any incidents of ownership under any contract shall, prior to a Change in Control, be subject to the direction of the Company. After a Change in Control, the Trustee shall have all such rights.

(c) The Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against an insurance policy held in the Trust Fund.

(d) No insurer shall be deemed to be a party to the Trust and an insurer's obligations shall be measured and determined solely by the terms of contracts and other agreements executed by the insurer.

Section 8. Disposition of Income

(a) Prior to a Potential Change in Control and so long as a shortfall does not exist under Section 4 above, all income received by the Trust, net of expenses and taxes, may be returned to the Company within ninety (90) days after the end of each year or accumulated and reinvested within the Trust at the direction of the Company, unless the Company is required to make additional contributions to the Trust pursuant to the Trust Agreement in which case all such income shall be retained by the Trustee to satisfy or partially satisfy such requirement. Absent investment guidelines or direction from the Company under Section 6(c), any investments of income made by the Trustee shall be limited to those set forth in Section 6(b)(1).

(b) Following a Change in Control or Potential Change in Control, all income received by the Trust, net of expenses and taxes payable by the Trust, shall be accumulated and reinvested within the Trust.

Section 9. Accounting by The Trustee

The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within forty-five (45) days following the close of each calendar year and within forty-five (45) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. The Company may approve such account by an instrument in writing delivered to the Trustee. In the absence of the Company's filing with the Trustee objections to any such account within one hundred eighty (180) days after its receipt, the Company shall be deemed to have so approved such account. In such case, or upon the written approval by the Company of any such account, the Trustee shall, to the extent permitted by law, be discharged from all liability to the Company for its acts or failures to act described by such account. The foregoing, however, shall not preclude the Trustee from having its accounting settled by a court of competent jurisdiction. The Trustee shall be entitled to hold and to commingle the assets of the Trust in one Fund for investment purposes but at the direction of the Company prior to a Change in Control, the Trustee shall create one or more sub-accounts.

Section 10. Responsibility of The Trustee

(a) The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Company which is contemplated by, and in conformity with, the terms of the Arrangements or this Trust and is given in writing by the Company. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b) The Company hereby indemnifies the Trustee against losses, liabilities, claims, costs and expenses in connection with the administration of the Trust, unless resulting from the negligence or misconduct of Trustee. If the Trustee undertakes or defends any litigation arising in connection with this Trust or to protect a Participant's or Beneficiary's rights under the Arrangements, the Company agrees to indemnify the Trustee against the Trustee's costs, reasonable expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto.

(c) Prior to a Change in Control, the Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder. Following a Potential Change in Control the Trustee shall select independent legal counsel and may consult with counsel or other persons with respect to its duties and with respect to the rights of Participants or their Beneficiaries under the Arrangements. The Company shall be responsible for the fees and expenses of such counsel and shall indemnify the Trustee for all such fees and expenses.

(d) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder and may rely on any determinations made by such agents and information provided to it by the Company.

(e) The Trustee shall have, without exclusion, all powers conferred on the Trustee by applicable law, unless expressly provided otherwise herein.

(f) Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

Section 11. Compensation and Expenses of The Trustee

The Trustee's compensation shall be as agreed in writing from time to time by the Company and the Trustee and appended hereto as Annex B as amended from time to time. The Company shall pay all administrative expenses and the Trustee's fees and shall promptly reimburse the Trustee for any fees and expenses of its agents, including but not limited to all expenses incurred pursuant to Section 10 above, or expenses incurred in connection with any proceedings under Sections 2(d), 2(e), or 12(d). If not so paid within thirty (30) days of the invoice, the fees and expenses shall be paid from the Trust up to, but not exceeding, the amount of the Expense Reserve, and the Trustee may at its sole discretion institute an action pursuant to Section 2(e) to collect a contribution due the Trust equal to the amount of the fees and expenses actually paid from the Trust pursuant to this Section.

Section 12. Resignation and Removal of The Trustee

(a) The Trustee may resign at any time upon giving written notice to the Company not less than sixty (60) calendar days prior to the effective date of such resignation; provided that no such resignation may be effective prior to the appointment of a successor trustee and the acceptance of that appointment by such successor trustee.

(b) The Trustee may be removed by the Company on sixty (60) days notice or upon shorter notice accepted by the Trustee prior to a Change in Control. Subsequent to a Potential Change in Control or Change in Control, the Trustee may only be removed by the Company with the consent of a Majority of the Participants, as defined in Section 15 below.

(c) Upon resignation or removal of the Trustee and appointment of a successor trustee, all assets shall subsequently be transferred to the successor trustee. The transfer shall be completed within thirty (30) days after a successor trustee has been appointed, unless the transfer is subject to a court order pursuant to paragraph (d) of this section in which case the transfer shall occur as provided in such court order. In any event, such transfer shall be administered by the Trustee in a manner that avoids the cessation of any payments to the Participants or their Beneficiaries.

(d) If a Potential Change in Control or Change in Control has occurred and the Trustee provides written notice of resignation or receives notice of removal pursuant to paragraphs (a) or (b) of this section, a successor trustee shall be appointed by the Company, in accordance with Section 13 below, with the consent of a Majority of Participants, as defined in Section 15 below, by the effective date of resignation or removal. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions, but shall not be permitted to resign unless a successor has been appointed or is otherwise instructed to do so by the court of competent jurisdiction. All expenses of the Trustee in connection with the proceeding shall be paid by the Company.

Section 13. Appointment of Successor

(a) If the Trustee resigns or is removed in accordance with Section 12 above, the Company may appoint, subject to Section 12, any third party legally permitted to act as trustee pursuant to the terms of this Agreement with a net worth exceeding $1,000,000,000 to replace the Trustee upon resignation or removal. The successor trustee shall have all of the rights and powers of the former trustee, including ownership rights in the Trust. The former trustee shall execute any instrument necessary or reasonably requested by the Company or the successor trustee to evidence or to administer the transfer.

(b) The successor trustee need not examine the records and acts of any prior trustee and shall retain or reinvest existing Trust assets, subject to Sections 6 and 8 hereof. The successor trustee shall not be responsible for and the Company shall indemnify and defend the successor trustee from any claim or liability resulting from any action or inaction of any prior trustee or from any other past event, or any condition existing at the time it becomes successor trustee.

Section 14. Amendment or Termination

(a) This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company, except as otherwise provided in this Section 14. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Arrangements or shall make the Trust revocable.

(b) Following a Change in Control, the Trust shall not terminate until the date on which Participants and their Beneficiaries have received all of the benefits due to them under the terms and conditions of the Arrangements.

(c) The Company may terminate this Trust: (1) once all of the benefit payments due under the Arrangements have been made; or (2) prior to the time all benefit payments under the Arrangements have been made only upon written approval of all of the Participants or Beneficiaries entitled at the time of such termination to present or future payments of benefits pursuant to the terms of the Arrangements. Upon termination, all assets in the Trust at termination shall be returned to the Company.

(d) This Trust Agreement may not be amended by the Company within one year before a Change in Control, or following a Potential Change in Control, Change in Control or a Failure to Pay, without the written consent of a Majority of the Participants, as defined in Section 15 herein. If the Company's right to amend the trust requires the consent of a Majority of Participants as a result of a Potential Change in Control or in the event a Change in Control, as defined herein, the Company's right to amend the Trust without the consent of a Majority of Participants shall be restored pursuant to Section 14(a) if a Change in Control does not occur within two (2) years of the Potential Change in Control.

Section 15. Definitions

(a) For purposes of this Trust, the following terms shall be defined as set forth below:

(1) "Change in Control" means the occurrence of an event or transaction, or series of events or transactions, as defined and set forth in the SERP from time to time, and shall be deemed to have occurred as of the first day any one or more of the conditions for such event(s) or transaction(s) shall have been satisfied.

(2) "Failure to Pay" means that that the following circumstances have occurred. One or more Participants either individually or jointly notified the Trustee and the Company in writing that they have not been paid, when due, amounts to which they are entitled under the Arrangements, the payment schedule or this Trust Agreement, and that such amount remains unpaid, and within 30 days of receipt of such notice by the Trustee and by the Company, the Trustee fails to make such payment and the Company fails to prove, by clear and convincing evidence as determined by the Trustee in its sole and absolute discretion, that such amount was in fact paid or was not due and payable. Each such notice must set forth the amount, if any, which was paid to the Participant, and the amount to which the Participant believes he or she was entitled to receive under the Arrangements, the payment schedule or this Trust Agreement.

(3) "Fiscal Year" means the twelve (12) months ending on such date that the Company may adopt in the reporting of its annual audited financial statements.

(4) "Insolvent" or "Insolvency" means that (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(5) "Potential Change in Control" means the date on which either of the following shall occur: (i) the Board of Directors of the Company authorizes the Company's management to substantively pursue a course of action that, if consummated, would constitute a Change in Control; or (ii) the Company with or without the consent or direction of the Board of Directors of the Company actively pursues a course(s) of conduct one or more aspects of which, if consummated, could result in a Change in Control. If the transaction or course of action/conduct constituting a Potential Change in Control is abandoned, the Chief Executive Officer of the Company shall provide the Trustee a signed affidavit stating that such transaction or course of action/conduct was not consummated as of the date of such affidavit and, to his or her knowledge and judgment, is not expected to consummate (regardless of any change in business terms or other circumstances) for the foreseeable future, whereupon the Potential Change in Control shall be deemed to have ended.

(6) "Majority of Participants" shall mean those Participants whose (i) value of vested benefits under the Arrangements exceed 75% of the vested benefits of all Participants, and (ii) number exceeds 75% of the number of all vested Participants.

(7) "Participants" shall mean those individuals (or, if deceased, their respective beneficiaries) participating in the Arrangements, as defined by the terms of the Arrangements, and any one "Participant" shall mean any one individual (or, if deceased, his or her beneficiary) participating in the Arrangements, as defined by the terms of the Arrangements.

(b) The Chief Executive Officer of the Company shall have the specific authority to determine whether a Potential Change in Control or Change in Control has transpired, and to determine whether the Potential Change in Control will cease to exist under this Section 15. The Chief Executive Officer of the Company shall be required to give the Trustee notice of a Potential Change in Control, a Change in Control, or that a Potential Change in Control ceases to exist. The Trustee shall be entitled to rely upon such notice, but if the Trustee receives written notice of a Potential Change in Control or Change in Control from another source, the Trustee shall make its own independent determination.

Section 16. Miscellaneous

(a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) The Company represents and warrants that all of the Arrangements have been established, maintained and administered in accordance with all applicable laws. The Company indemnifies and agrees to hold the Trustee harmless from all liabilities, including attorney's fees, relating to or arising out of the establishment, maintenance and administration of the Arrangements, except for liabilities arising from the Trustee's negligence or willful misconduct.

(c) Benefits payable to Participants and their Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

(d) This Trust Agreement shall be governed by and construed in accordance with the laws of

Pennsylvania.

IN WITNESS WHEREOF, this Grantor Trust Agreement has been executed on behalf of the parties hereto on the day and year first above written.

Technitrol, Inc.	Wachovia Bank, National Association
By: /s/ James M. Papada, III	By: /s/ Dawn E. Snyder
Its: President	Its: Assistant Vice President